Exhibit (e)(1)(i)
Pacific Life Funds
700 Newport Center Drive
Newport Beach, California 92660
FORM OF AMENDED AND RESTATED
DISTRIBUTION AGREEMENT
January 1, 2007
Pacific Select Distributors, Inc.
700 Newport Center Drive
Newport Beach, California 92660
Ladies and Gentlemen:
     This Amended and restated Distribution Agreement, effective January 1, 2007, by and between Pacific Life Funds (formerly Pacific Funds), a Delaware statutory trust (the “Trust”), and Pacific Select Distributors, Inc., as distributor of shares of the Trust (referred to herein as the “Distributor or “You”), amends and restates the Distribution Agreement dated June 13, 2001, as amended.
     Shares of beneficial interest of the Trust are divided into series, which are listed on Schedule A attached hereto (each a “Fund” and, collectively, the “Funds”), which Schedule may be amended to add or remove a Fund from time to time. The Trust, on behalf of the Funds, desires to offer and sell the authorized but unissued shares of the Funds to the public in accordance with applicable federal and state securities laws. The Trust has adopted distribution and service plans pursuant to the provisions of Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) for certain classes of shares and has adopted non 12b-1 service plans for certain other classes. Such plans may be referred to herein collectively as “Distribution and/or Service Plans.”
     You have informed the Trust that the Distributor is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”). You have indicated your desire to act as the exclusive selling agent and distributor for the shares of the Funds. The Trust has been authorized to execute and deliver this Amended and Restated Distribution Agreement (this “Agreement”) to you by a resolution of the Board of Trustees (the “Trustees”) adopted at a meeting of the Trustees, at which a majority of the Trustees, including a majority of Trustees who are not otherwise “interested persons”, as that term is defined in the 1940 Act, of you or the Trust’s investment manager or its related organizations, were present in person and voted in favor of the said resolution approving this Agreement.
     1. Appointment of Distributor. Upon the terms and conditions set forth herein and the execution of this Agreement, and in consideration of the agreements on your part herein expressed, the Trust hereby appoints you as the exclusive distributor of the shares (other than sales made directly by the Trust) in jurisdictions wherein shares of the Trust may be legally offered for sale and agrees that the Trust will deliver to you such shares as may be sold through your efforts. You agree to use your best efforts to promote the sale of the shares, but you are not obligated to sell any specific number of the shares. Notwithstanding the foregoing, the Trust, in its absolute discretion may issue or sell shares directly upon such terms and conditions and for such consideration, if any, as it may determine.
     2. Independent Contractor. You will undertake and discharge your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind the Trust or the Funds by your actions, conduct or contracts, except that you are authorized to accept orders for the purchase or repurchase of the shares as the Trust’s agent, or to direct that purchase orders be forwarded to the Trust’s transfer agent. You may appoint sub-agents or distribute the shares through dealers (or otherwise) as you may determine necessary or desirable from time to time. This Agreement shall not, however, be construed as authorizing any dealer or other person to accept orders for sale, redemption or repurchase on the Trust’s behalf or to otherwise act as the Trust’s agent for any purpose.
     3. Offering Price. Shares of each Fund shall be offered at a price equivalent to its net asset value plus, as appropriate, a variable percentage of the public offering price as a sales load, as set forth in the Funds’ registration statements then in effect under the Securities Act of 1933, as amended (the “1933 Act”), including the prospectuses (“Prospectus”) and statements of additional information (“Statement of Additional Information” or “SAI”) included therein (collectively, the “Registration Statement”), or any amendments or supplements thereto (“Amendments”). On each business day on which the New York Stock Exchange is open for business, the Trust will furnish you with the net asset value of the shares, which shall be determined and become effective as of the time described in the Funds’ Prospectus. The net asset value so determined shall apply to all orders for the purchase of the shares received by dealers prior to the time as of which net asset value is determined, and you are authorized in your capacity as the Trust’s agent to accept orders and confirm sales at such net asset value; provided that, such dealers notify you of the time when they received the particular order and that the order is placed with you prior to the time as of which net asset value is determined. In all events, you shall forthwith notify all of the dealers comprising your selling group of the effective net asset value as received from the Trust. Should the Trust at any time calculate the Trust’s net asset value more frequently than once each business day, you and the Trust will follow procedures with respect to such additional price or prices comparable to those set forth above in this Section 3.
     4. Orders. You shall promptly advise the Trust’s transfer agent of all purchase orders for shares of each Fund received by you. The Trust (or its agent) will confirm orders upon receipt, will make appropriate book entries and, upon receipt by the Trust (or its agent) of payment therefor, will deliver deposit receipts for the shares. Unless otherwise determined by the Trust’s Board of Trustees, the Trust will keep effectively registered under the 1933 Act for sale as herein contemplated such shares so as to permit a continuous offering of the shares of the Trust. You will issue and deliver or arrange for the various sub-agents or dealers appointed by you to issue and deliver such confirmations of sales of shares of the Trust as may be required.
     5. Sales Commission.
          (a) In respect of the Class A shares of the Funds that have been sold through your efforts pursuant to your appointment hereunder (“Class A Shares”), the following provisions shall apply:
               (i) You shall be entitled to receive a sales commission on the sale of Class A Shares of each Fund in the amounts and according to the procedures set forth in the Fund’s Prospectus and/or SAI then in effect under the 1933 Act, including any Amendments thereto.

               (ii) In consideration of your services as distributor of each Fund’s Class A shares pursuant to this Agreement and the service plan in respect of such shares (the “Class A Service Plan”), the Trust agrees, to the extent legally permissible, to: (1) pay to you monthly in arrears a fee (the “Service Fee”) which shall accrue daily in an amount equal to the product of (A) the daily equivalent of 0.25% per annum service fee multiplied by (B) the net asset value of the Class A Shares outstanding on such day; and (2) withhold from redemption proceeds any contingent deferred sales charges (“CDSCs”) attributable to Class A Shares and to pay the same over to you or at your direction.
               (iii) Each of the provisions set forth in the Class A Service Plan as in effect on the date hereof and as from time to time amended, together with the related definitions, are hereby incorporated by reference with the same force and effect as if set forth herein in their entirety.
          (b) In respect of the Class B shares of the Funds that have been sold through your efforts pursuant to your appointment hereunder (“Class B Shares”), the following provisions shall apply:
               (i) In consideration of your services as distributor of each Fund’s Class B shares pursuant to this Agreement and the distribution and service plan pursuant to Rule 12b-1 under the 1940 Act in respect of such shares (the “Class B Distribution and Service Plan”), the Trust agrees, to the extent legally permissible, to: (1) pay to you monthly in arrears a fee (the “Distribution and Service Fee”) which shall accrue daily in an amount equal to the product of (A) the daily equivalent of 1.00% per annum (0.25% of which is a service fee and 0.75% of which is a distribution fee) multiplied by (B) the net asset value of the Class B Shares outstanding on such day; and (2) withhold from redemption proceeds CDSCs attributable to Class B Shares and to pay the same over to you or at your direction.
               (ii) Each of the provisions set forth in the Class B Distribution and Service Plan as in effect on the date hereof and as from time to time amended, together with the related definitions, are hereby incorporated herein by reference with the same force and effect as if set forth herein in their entirety.
          (c) In respect of the Class C shares of the Funds that have been sold through your efforts pursuant to your appointment hereunder (“Class C Shares”), the following provisions shall apply:
               (i) You shall be entitled to receive a sales commission on the sale of Class C Shares of each Fund in the amounts and according to the procedures set forth in the Fund’s Prospectus and/or SAI then in effect under the 1933 Act, including any Amendments thereto.
               (i) In consideration of your services as distributor of each Fund’s Class C shares pursuant to this Agreement and the distribution and service plan pursuant to Rule 12b-1 under the 1940 Act in respect of such shares (the “Class C Distribution and Service Plan”), the Trust agrees, to the extent legally permissible, to: (1) pay to you monthly in arrears a fee (the “Distribution and Service Fee”) which shall accrue daily in an amount equal to the product of (A) the daily equivalent of 1.00% per annum (0.25% of which is a service fee and 0.75% of which is a distribution fee) multiplied by (B) the net asset value of the Class C Shares outstanding on such day; and (2) withhold from redemption proceeds CDSCs attributable to Class C Shares and to pay the same over to you or at your direction.
               (ii) Each of the provisions set forth in the Class C Distribution and Service Plan as in effect on the date hereof and as from time to time amended, together with the related definitions, are hereby incorporated herein by reference with the same force and effect as if set forth herein in their entirety.
          (d) In respect of the Class R shares of the Funds that have been sold through your efforts pursuant to your appointment hereunder (“Class R Shares”), the following provisions shall apply:
               (i) In consideration of your services as distributor of each Fund’s Class R shares pursuant to this Agreement and the distribution and service plan pursuant to Rule 12b-1 under the 1940 Act in respect of such shares (the “Class R Distribution and Service Plan”), the Trust agrees, to the extent legally permissible, to: (1) pay to you monthly in arrears a fee (the “Distribution and Service Fee”) which shall accrue daily in an amount equal to the product of (A) the daily equivalent of 0.50% per annum (0.25% of which is a service fee and 0.25% of which is a distribution fee) multiplied by (B) the net asset value of the Class R Shares outstanding on such day; and (2) withhold from redemption proceeds any CDSCs attributable to Class R Shares and to pay the same over to you or at your direction.
               (ii) Each of the provisions set forth in the Class R Distribution and Service Plan as in effect on the date hereof and as from time to time amended, together with the related definitions, are hereby incorporated herein by reference with the same force and effect as if set forth herein in their entirety.
          (e) You may allow appointed sub-agents or dealers such commissions or discounts (not exceeding the total sales commission) as you shall deem advisable, so long as any such commissions or discounts are set forth in each Fund’s then current Prospectus, to the extent required by the applicable federal and state securities laws. You may pay other commissions, fees or concessions to sub-agents or dealers in your discretion in such amounts as you shall determine from time to time consistent with applicable regulations.
          (f) You may pay sub-agents, brokers, dealers or other financial institutions with respect to all or a portion of the Distribution and/or Service Fees, and such additional amounts out of your own assets as you may deem advisable, to obtain various distribution related and/or administrative services or service activities for the Funds in your discretion as you shall deem advisable, so long as any such payments are provided for in each Fund’s then current Registration Statement or Amendments thereto and the Distribution and/or Service Plans for Class A Shares, Class B Shares, Class C Shares, and Class R Shares to the extent allowed by applicable federal and state securities laws and regulations.
     6. Payment for Shares. At or before the time of delivery of any of the Trust’s shares by the Trust to, or on the order of, you or any introducing broker, participating broker or other financial intermediary, you will pay or cause to be paid to the Trust’s custodian, for the Trust’s account, an amount in federal funds equal to the applicable net asset value of such shares. In the event that you pay for shares issued by the Trust before your receipt of payment from purchasers, you are authorized to reimburse yourself for the net asset value of such shares from the offering price of such shares when received by you.
     7. Redemption. The Trust represents that any of the outstanding shares of the Fund may be tendered for redemption at any time, and the Trust represents that it will repurchase or redeem the shares so tendered in accordance with the Trust’s Declaration of Trust and By-Laws, both as amended, and the applicable provisions of each Fund’s Prospectus. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value, less any applicable CDSC and redemption fee, if any, determined as set forth in the applicable Prospectus (the “redemption price”).
     8. Registration of Shares. No shares shall be registered on the Trust’s books until: (i) receipt by the Trust or an authorized sub-agent or dealer of a written request therefor; (ii) receipt by the Trust’s custodian and transfer agent of a communication from the Trust stating the amount to be received therefor; and (iii) receipt of payment of that amount by the Trust’s custodian. The Trust will provide for the recording of all shares purchased in unissued form in “book accounts”.
     9. Sale of Shares to Affiliates. You may sell Class A, Class B, Class C, and Class R Shares at net asset value, without a sales charge as appropriate, pursuant to an offer described in the Trust’s current Registration Statement to persons to whom such sales may be made as described therein; provided that such sales are made in accordance with the rules and regulations under the 1940 Act.
     10. Allocation of Expenses. The Trust shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by you under this Agreement or a Distribution and/or Service Plan. Without limiting the foregoing:
          (a) The Trust will pay the following expenses in connection with the sales and distribution of shares of each Fund:
               (i) expenses pertaining to the preparation of the Trust’s audited and certified financial statements to be included in any Amendments to the Fund’s Registration Statements;
               (ii) expenses pertaining to the preparation (including legal fees) and printing of all Amendments filed with the Securities and Exchange Commission (“SEC”), including the copies of the Prospectuses and Statements of Additional Information included in such Amendments and the copies of the definitive Prospectuses and Statements of Additional Information or Amendments thereto, other than those necessitated by or related to your (including your “parent companies”) activities where such Amendments result in expenses which the Trust would not otherwise have incurred;
               (iii) expenses pertaining to the preparation of any reports or communications, including Prospectuses and Statements of Additional Information, which are sent to the Trust’s existing shareholders, and to the printing and distribution of the same to the Trust’s existing shareholders;
               (iv) filing and other fees to federal and state securities regulatory authorities necessary to register and maintain registration of the shares; and
               (v) expenses of the Trust’s transfer agent, including all costs and expenses in connection with the issuance, transfer and registration of the shares, including but not limited to any taxes and other governmental charges in connection therewith.
          (b) Except to the extent that you are entitled to reimbursement under the provisions of any of the Distribution and/or Service Plans for the Funds, you will pay the following expenses:
               (i) expenses of printing additional copies of the Prospectus and Statement of Additional Information and any Amendments thereto which are necessary to continue to offer the Trust’s shares to the public;

               (ii) expenses pertaining to the printing of additional copies, for use by you as sales literature, of reports or other communications which have been prepared for distribution to the Trust’s existing shareholders or incurred by you in advertising, promoting and selling the Trust’s shares to the public.
     11. Conduct of Business. (a) Other than the currently effective Prospectus and Statement of Additional Information, you will not issue any sales material or statements, except sales literature or advertising which conforms to the requirements of federal and state securities laws and regulations and which have been filed, when and if required, with the proper regulatory authorities pursuant to applicable rules.
          (b) You shall comply with the applicable federal and state laws and regulations where the Trust’s shares are offered for sale and conduct your affairs with the Trust and with dealers, brokers or investors in accordance with the NASD Conduct Rules. You shall be responsible for filing, when and if required pursuant to applicable NASD Rules, any advertising and sales literature that you prepare or distribute to dealers. You shall require dealers in the Trust’s shares to use only advertising and sales literature provided by you or approved by you or by the Trust.
          (c) You will not make or authorize any sub-agents or dealers to make any short sales of Trust shares.
          (d) You shall assist the Trust in complying with SEC Rule 22c-2 under the 1940 Act, by (i) entering into written agreements (a “22c-2 Agreement”) with your Financial Intermediaries, as such term is defined in SEC Rule 22c-2, that submit purchase or redemption orders directly to the Trust, a registered clearing agency, or to you for the purpose of providing the Trust’s management with access to information about transactions in omnibus accounts to enable the Trust to identify investors whose trading activity violates the Trust’s restrictions on short-term trading and similar abusive transactions, as described in the Trust’s Prospectus; (ii) requesting from the Trust’s Financial Intermediaries, when requested by the management of the Trust, certain investor information in accordance with the terms set forth in the applicable 22c-2 Agreement; and (iii) providing such investor information to the Trust’s management. The 22c-2 Agreement may be in the form of operable language added to your existing agreement with the Financial Intermediary or into your standard selling agreements.
     12. Redemption or Repurchase within Seven Days. If shares are tendered to the Trust for redemption or are repurchased by the Trust within seven (7) business days after your acceptance of the original purchase order for such shares, you will immediately refund to the Trust the full amount of any sales commission (net of allowances to dealers or brokers) allowed to you on the original sale, and will promptly, upon receipt thereof, pay to the Trust any refunds from dealers or brokers of the balance of sales commissions reallowed by you. The Trust shall notify you of such tender for redemption within ten (10) days of the day on which notice of such tender for redemption is received by the Trust.
     13. Other Activities. Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their shares.
     14. Term of Agreement. This Agreement shall become effective on the date first written above or on such later date approved by the Trust’s Board of Trustees, including a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940

Act) thereof. Unless terminated as provided herein, this Agreement shall continue in full force and effect through December 31, 2007, and shall continue in effect from year to year thereafter for successive one (1) year periods if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Funds or by a vote of the Trustees of the Trust, and (ii) by a vote of a majority of the Trustees of the Trust who are not interested persons of parties to this Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement shall terminate immediately in the event of its assignment, as that term is defined in the 1940 Act.
     15. Termination. This Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Funds, on sixty (60) days’ written notice to you; and (ii) may be terminated by you on sixty (60) days’ written notice to the Trust. Termination of this Agreement shall not affect your right to receive payments of any unpaid balance of any compensation earned prior to such termination, including ongoing distribution and/or service fee payments attributable to shares sold while this Agreement was in effect.
     16. Suspension of Sales. The Trust reserves the right at all times to suspend or limit the public offering of the shares upon written notice to you, and to reject any order in whole or in part.
     17. Notice. Notices of any kind to be given shall be in writing and shall be duly given if mailed, first class postage paid, or delivered to:
          If to the Trust:
Robin S. Yonis
Pacific Life Funds
700 Newport Center Drive
Newport Beach, CA 92660
          If to you:
Patricia Sandberg
Pacific Select Distributors, Inc.
700 Newport Center Drive
Newport Beach, CA 92660
     18. Miscellaneous. This Agreement shall be subject to the laws of the State of Delaware and shall be interpreted and construed to further and promote the operation of the Trust as an open-end investment company. As used herein, the terms “Net Asset Value,” “Offering Price,” “Investment Company,” “Open-End Investment Company,” “Assignment,” “Interested Person,” “Parents,” and “Majority of the Outstanding Voting Securities,” shall have the meanings set forth in the 1933 Act and the 1940 Act, as applicable, and the rules and regulations promulgated thereunder.
     19. Liability and Indemnification. (a) Nothing contained herein shall be deemed to protect you against any liability to the Trust or to the Trust’s shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

     (b) You hereby agree to indemnify and hold harmless the Trust and its officers and Trustees against any and all losses, liabilities, damages and claims arising out of or based upon any untrue or alleged untrue statement or representation made (except for such statements made in reliance on any Registration Statement, Amendments thereto, or sales material supplied by the Trust), any failure to deliver a currently effective Prospectus, or the use of any unauthorized sales literature by any of your officers, employees or agents in connection with the offer or sale of Fund shares. You shall reimburse each such person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, liability, damage or claim.
     (c) If a claim for indemnification is to be made against you by a party entitled to indemnification under this section (“indemnified party”), such indemnified party will promptly notify you in writing of the commencement of any action in which indemnification may be sought, and the omission to so notify you will not relieve you from any liability under this section, except to the extent that the omission results in a failure of actual notice to you and you are damaged solely as a result of the failure to give such notice.
     20. Amendment. This Agreement may be amended with respect to the Funds by the parties only if such amendment is specifically approved by (a) the Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and (b) by the vote of a majority of the disinterested Trustees cast in person at a meeting called for the purpose of voting on such amendment.
     21. Limitation of Liability. All parties hereto are expressly put on notice of the Trust’s Declaration of Trust, and all amendments thereto, all of which are contained in the Registration Statement, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Trust by its representatives as such representatives and not individually, and the obligations of the Trust hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding upon only the assets and property of the Trust. With respect to any claim by you for recovery of any liability of the Trust arising hereunder allocated to a particular Fund or class thereof, whether in accordance with the express terms hereof or otherwise, you shall have recourse solely against the assets of that Fund or as the case may be, to satisfy such claim, and shall have no recourse against the assets of any other Fund for such purpose.
     If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning such counterparts to the Trust, whereupon this shall constitute a binding agreement as of the date first above written.
Very truly yours,
PACIFIC LIFE FUNDS, a Delaware statutory trust

By:	/s/ James T. Morris

Name: James T. Morris
Title: President
Agreed to and Accepted:
PACIFIC SELECT DISTRIBUTORS, INC.

By:	/s/ Brian D. Klemens	By:	/s/ Edward R. Byrd

Name: Brian D. Klemens		Name: Edward R. Byrd
Title: Vice President & Treasurer		Title: Senior Vice President

SCHEDULE A*
PL Portfolio Optimization Conservative
PL Portfolio Optimization Moderate-Conservative
PL Portfolio Optimization Moderate
PL Portfolio Optimization Moderate-Aggressive
PL Portfolio Optimization Aggressive
PL Money Market Fund
PL International Value Fund
PL Short Duration Bond Fund
PL Growth LT Fund
PL Mid-Cap Value Fund
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Small-Cap Growth Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Large-Cap Value Fund
PL Comstock Fund
PL Mid-Cap Growth Fund
PL Real Estate Fund
Last revised: Effective January 1, 2007.

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